EXHIBIT 10.4

                            Employment Contract with
                               Richard Storm, Jr.

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                              EMPLOYMENT AGREEMENT

                                       FOR

                               RICHARD STORM, JR.

         THIS EMPLOYMENT AGREEMENT ("Agreement") is being entered into this 9th day of February, 2000, by and among CITIZENS COMMUNITY BANCORP, INC. ("CCBI"), CITIZENS COMMUNITY BANK OF FLORIDA ("Bank") and RICHARD STORM, JR. ("Employee"). CCBI, the Bank and the subsidiaries of CCBI and the Bank are collectively referred to herein as the "Company." CCBI, the Bank and Employee are collectively referred to herein as the "Parties."

                                    RECITALS

         WHEREAS, CCBI and the Bank wish to retain Employee as their Chief Executive Officer to perform the duties and responsibilities as are described in this Agreement and as the respective Boards of Directors (collectively, the "Board") may assign to Employee from time to time; and

         WHEREAS, Employee desires to define the terms of his employment with CCBI and the Bank.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto represent, warrant, undertake, covenant and agree as follows:

                                 OPERATIVE TERMS

         1. Employment and Term. The Company shall employ Employee, and Employee shall be employed, pursuant to the terms of this Agreement to perform the services specified in Section 2 herein. The term of employment shall be for one
(1) year, commencing on January 1, 2000 (the "Effective Date"). Upon each new day of the one (1) year period of employment from the Effective Date until the Employee's 65th (sixty-fifth) birthday, the term of this Agreement shall be automatically extended for one (1) additional day, to be added to the end of the then-existing one (1) year term. Accordingly, at all times prior to (i) the Employee's attaining age sixty-five (65) or (ii) the delivery of a Notice Of Termination, as defined in Section 11 (or an actual termination) the term of this Agreement shall be one (1) full year. However, either Party may terminate the automatic renewals by giving the other Party written notice of their intent not to renew. The automatic extensions of the term of this Agreement shall immediately be suspended upon an employment termination by reason of death or disability or retirement, or an employment termination made voluntarily by the Employee (other than for good reason as defined in Section 9[d], or involuntarily for just cause as defined in Section 9[b]). Additionally, the Board shall, on an annual basis, review Employee's performance to determine whether this Agreement should continue to be extended. The Board's action will be reflected in the Board Meeting Minutes.

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

         In the event the Employee gives a Notice Of Termination, the term of this Agreement shall expire upon the date indicated in the Notice Of Termination, subject to the provisions of Section 11 herein. Except as otherwise provided in the following paragraph with respect to a voluntary termination for good reason, a voluntary employment termination by the Employee shall result in the termination of the rights and obligations of the parties under this Agreement; provided, however, that the terms and provisions of Sections 12 and 13 shall continue to apply.

         In the event the Company desires to involuntarily terminate the employment of Employee (for purposes of this Agreement, a voluntary employment termination by the Employee for good reason shall be treated as an involuntary termination of the Employee's employment without just cause), the Company shall deliver to the Employee a Notice Of Termination, and the following provisions shall apply:

                  (a) In the event the involuntary termination is forjust cause, this Agreement shall terminate immediately upon delivery to the Employee of such Notice Of Termination. Such a tennination forjust cause shall result in the termination of all rights and obligations of the Parties under this Agreement; provided, however, that the terms and provisions of Sections 12 and 13 shall continue to apply.

                  (b) In the event the involuntary termination is without just cause, the Employee shall be entitled to receive the severance benefits set forth in Sections 9(f) and 9(g) herein and the terms and provisions of Sections 12 and 13 shall continue to apply.

         2. Position, Responsibilities and Duties. During the term of this Agreement, Employee shall serve in the following capacities and shall fulfill the following responsibilities and duties:

                  (a) Specific Duties: Employee shall serve as the Chief Executive Officer of CCB1 and the Bank, through election by the Board. In such capacity, Employee shall have the same powers, duties and responsibilities of supervision and management usually accorded to the Chief Executive Officer of a bank holding company or financial institution. In addition, Employee shall use his best efforts to perform the duties and responsibilities described in this Agreement and any other duties assigned to Employee by the Board and to utilize and develop contacts and customers to enhance the business of the Company. Specifically, Employee shall devote his full business time and attention and use his best efforts to accomplish and fulfill the following duties and responsibilities, as well as other duties assigned to Employee from time to time by the Board:

                           (i) serve as Chief Executive Officer of CCBI and the Bank;

                           (ii) serve as the Chairman of the Boards of CCBI and the Bank, if and when elected to such positions;

                           (iii) serve on such committees as appointed by the Board from time to time;

                           (iv) coordinate all management contact with the members of the Board;

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                           (v)      have  the  ultimate  responsibility  for the
                                    preparation and approval of the agendas for all meetings of the Board and Chair those meetings, emphasizing participation by the Board and efficient time usage;

                           (vi) work in close coordination with the Presidents of CCBI, the Bank and their subsidiaries on the strategic planning process for the Company;

                           (vii) develop, review and monitor all compensation systems in the Company, with particular emphasis on officers and supervisors;

                           (viii) coordinate the budgeting process for the Company with the President/CFO to insure that budgetary goals and projections are being met;

                           (ix) lead the strategic planning process of the Company (including the identification, development and implementation of approved complementary business activities and subsidiaries;

                           (x) monitor daily financial statements for the Company;

                           (xi) assess the developmental needs and career paths of all officers of the Company and make recommendations to the respective Executive Committee members;

                           (xii) establish and implement marketing efforts to increase the business of the Company; and

                           (xiii) coordinate with the Company's attorneys and accountants, and other service providers to the extent necessary to further the business of the Company, keeping in compliance with government laws and regulations and otherwise keeping the Company in as good a financial and legal posture as possible.

                  (b) GeneralDuties: During the term of this Agreement, and except for illness, vacation periods and leaves of absences, Employee shall devote a minimum of 120 hours per month of his working time, attention, skill and best efforts to accomplish and faithfully perform all of the duties assigned to Employee. Such working time may be on or off site at the discretion of Employee. Employee shall, at all times, conduct himself in a manner that will reflect positively upon the Company. Employee shall obtain such licenses, certificates, accreditations and professional memberships and designations as the Company may reasonably require.


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

         3. Compensation. During the term of this Agreement, Employee shall be compensated as follows:

                  (a) Base Salary: Employee shall receive an annual salary of Sixty-Three Thousand Dollars ($63,000) (the "Base Salary"), payment of which shall be allocated between CCBI and the Bank as determined by the Board. The Base Salary shall be payable in equal installments, in accordance with the Company's standard payroll practices, reduced appropriately by deductions for federal income withholding taxes, social security taxes and other deductions required by applicable laws. The Company may adjust the Base Salary from time to time, based upon the Board's evaluation of Employee's performance. In no event, however, will the Base Salary be reduced without Employee's written concurrence.

                  (b) Performance Bonus: In each year, in the event the Company's year end pretax earnings are $ 1.0 million or less, Employee shall receive a performance bonus of 2% of the Company's pre-tax earnings. Should the Company's pre-tax earnings at year end exceed $
         1.0 million, Employee's performance bonus shall be 1 % of the Company's pre-tax earnings

                  (c) Profit Sharing Plan: Employee shall be entitled to share with the Bank's President, as allocated by the Board, a percentage of the Bank's profit sharing pool as determined by the Board, at its sole discretion.

                  (d) Stock Appreciation Incentive Bonus: Each year, Employee shall be entitled to a cash bonus equal to the increase in the "Fair Market Value" of 25,000 shares of CCBI common stock from January 1 of that year to December 31 of that year ("SAI bonus"). The Board of the Company may, from year to year, increase the number of shares of CCBI common stock on which the SAI bonus is predicated.

                  For purposes of this Section 3, the Fair Market Value of a share of CCBI common stock shall be the closing sale price of a share on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) or national quotation system in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use, or if no such quotations are available, the price furnished by a professional securities dealer making a market in such shares as selected by the Board. In the absence of any over-the-counter transactions, the Fair Market Value means the highest price at which the stock has sold in an arms length transaction during the 90 days immediately preceding the date in question. In the absence of an arms length transaction during such 90 days, Fair Market Value means the book value of a share of common stock.

                  Notwithstanding the provisions of the preceding two paragraphs, in the event of a change in control (as defined in Section 9[e] of this Agreement), Employee shall be immediately entitled to receive his SAI bonus for that year. In this instance, the amount of the SAI bonus shall be equal to the increase in the Fair Market Value of the number of SAI shares from December 31 of the preceding year to the price paid for the number of shares of CCBI common stock equal to the number of SAI shares in the transaction that effects the change in control; the SAI bonus shall be paid simultaneously with that closing.

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                  (e) Stock and Other  Benefit  Plans:  During  the term of this
         Agreement, the Employee will be entitled to participate in and receive the benefits of any stock option plans, stock ownership plans, profit-sharing plans, 401 (k) plans, deferred compensation plans, or other plans, benefits and privileges given to employees and executives of the Company which are currently in effect at the execution of this Agreement or which may come into existence thereafter to the extent the Employee is otherwise eligible and qualifies to so participate in and receive such benefits or privileges. The Company shall not make any changes in such plans, benefits or privileges which would adversely affect the Employee's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers (Vice President or above) and does not result in a proportionately greater adverse change in the rights of or benefits to the Employee as compared with any other executive officer of the Company. Nothing paid to the Employee under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the Base Salary payable to the Employee pursuant to Section 3(a) herein.

         4. Payment of Business Expenses. Employee is authorized to incur reasonable expenses in performing his duties. The Company will reimburse Employee for authorized expenses, according to the Company's established policies, promptly after Employee's presentation of an itemized account of such expenditures.

         5.       Vacation.   Employee is entitled to three (3) weeks paid
vacation time per year on a non-cumulative basis.

         6.       Fringe Benefits.

                  (a) Medical Benefits: Employee is entitled to participate in all medical and health care benefit plans through health insurance, corporate funds, medical reimbursement plans or other plans, if any, provided, or to be provided, by the Company for its employees.

                  (b) Automobile Allowance: The Company will provide Employee with a $600 per month automobile allowance during Employee's term of employment. All expenses and upkeep of the automobile will be bome by the Employee. Employee shall be responsible for apportioning the time allocated for personal use for purposes of compliance with the Internal Revenue Code of 1986, as amended.

                  (c) Country Club Membership: The Company will pay for a full membership for Employee at the Marco Island Yacht Club located in Collier County, Florida. Employee shall comply with all applicable federal income tax laws and regulations governing Employee's personal use of this membership. The Company will also pay Employee's membership costs in other clubs or organizations when such membership will benefit the Company as determined in advance by the Board. Employee shall maintain records of both business and personal use of such facilities and shall submit those records to CCBI monthly.

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

         7.       Disability/Illness.

                  (a) Illness: Employee shall be paid his full Base Salary for any period of his illness or incapacity, provided that such illness or incapacity does not render Employee unable to perform his duties under this Agreement for a period longer than sixty (60) consecutive days. At the end of such sixty (60) day period, the Company may terminate Employee's employment and this Agreement.

                  (b) Disability: Regardless of whether the Company terminates Employee's employment and this Agreement pursuant to Section 7(a) herein, if an illness or incapacity lasts for longer than sixty (60) consecutive days, Employee shall receive payments under the disability insurance plan provided by the Company and not his full Base Salary.

                  (c) Continuation of Coverages: During any period of illness or disability, the Company may continue any other life, health and disability coverages that Employee was entitled to participate in immediately prior to the date of receiving benefits or payments under any disability insurance plan; provided, however, that the Employee's continued participation is possible under the general terms and provisions of such plans and programs, and that:

                           (i) such coverages shall cease upon the earlier of. (A) sixty (60) days after the date of any termination of employment hereunder (with the exception of disability insurance coverage); or (B) the date of Employee's death; and

                           (ii) the continuation of such coverages is not violative of any disability insurance policy that Employee is receiving benefits or payments under.

                  (d) No Reduction in Base Salary: During the period in which Employee is disabled or subject to illness or incapacity, other than as described in Section 7(b) herein, there shall be no reduction in Employee's Base Salary.

                  (e) Annual Physical: Once a year, Employee agrees to undergo a routine physical examination. The costs of the examination will be reimbursed by the Company. The results of the physical examination, or a summary thereof, shall be made part of Employee's personnel file.

         8. Death During Employment. In the event of Employee's death during the term of this Agreement, the Company's obligation to Employee shall be limited to the portion of Employee's compensation which would be payable up to the first working day of the first month after Employee's death, except that any accrued compensation payable to Employee under any benefit plan maintained by the Company will be paid pursuant to its tenns.

         9.       Termination.

                    (a)  Illness,  Incapacity  or Death:  This  Agreement  shall
               terminate  upon  Employee's  illness,   incapacity  or  death  in
               accordance with the provisions of Sections 7 and 8 herein.


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                  (b)  Termination  for Just Cause:  The Company  shall have the right at anytime, upon prior written notice of termination satisfying the requirements of Section 11 herein, to terminate the Employee's employment hereunder, including termination forjust cause. For the purpose of this Agreement, termination for "just cause" shall mean termination for personal dishonesty, incompetence, willful misconduct, material breach of fiduciary duty, intentional failure to perform the duties stated in this Agreement, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), willful violation of a final cease-and-desist order, willful or intentional breach or negligence or misconduct in the performance of such duties or material breach of any provision of this Agreement as determined by a court of competent jurisdiction or in final agency action by a federal or state regulatory agency having jurisdiction over the Company. For purposes of this Section, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company; provided that any act or omission to act by the Employee in reasonable reliance upon an opinion of Corporate Counsel to the Company shall not be deemed to be willful. In the event Employee is terminated for just cause, Employee shall have no right to compensation or other benefits for any period after such date of termination.

                  (c) Involuntary Termination: If the Employee is terminated by the Company other than for just cause or in connection with a change in control of the Company (as defined in Section 9[e] herein), Employee's right to compensation and other benefits under this Agreement shall be as set forth in Sections 9(f)(i) and 9(g) herein. In the event the Employee is terminated by the Company in connection with a change in control of the Company, Employee's right to compensation and other benefits under this Agreement shall be as set forth in Sections 9(f)(ii) and 9(g) herein.

                  (d) Termination for Good Reason: Employee may terminate his employment hereunder for good reason. For purposes of this Agreement, "good reason" shall mean (i) a failure by the Company to comply with any material provision of this Agreement, which failure has not been cured within fifteen (15) days after a notice of such noncompliance has been given by the Employee to the Company; or (ii) subsequent to a change in control as defined in Section 9(e) herein.

                  (e) Change in Control: For purposes of this Agreement, a "change in control" shall mean a change in ownership of stock of CCB1 or the Bank whereby a person: (i) acquires 50%, plus one share of the outstanding shares of voting stock of CCBI or the Bank through direct or indirect ownership or proxy; or (ii) controls in any manner the election of a majority of the directors of the Board.

                  (b)      Severance Payment:

                           (i) If the Employee shall terminate his employment for good reason as defined in of
                                    Section 9(d)  herein,  or if the Employee is
                                    terininated   by  the   Company   for  other
                                    thanjust  cause  pursuant  to  Section  9(c)
                                    herein,  then in lieu of any further  salary
                                    payments   to  the   Employee   for  periods
                                    subsequent to the date of termination, the Employee shall be paid, as severance, an amount which would equal the Employee's

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                                    total Base Salary for the  remainder  of the
                                    term of the Agreement, plus any bonus, profit sharing, or incentive compensation that the Employee would have been entitled to hereunder;

                           (ii) In the event Employee's employment is terminated as a result of a change in control or a change in control of the Bank occurs within twelve (12) months of the
                                    Employees'  involuntary   termination   or
                                    termination   for   good   reason,  Employee
                                    shall be  entitled  to a  severance  payment
                                    equal  to  two (2)  times  his  current Base
                                    Salary  and  any  bonus,  profit  sharing or
                                    incentive  compensation  that  would  then
                                    be  due Employee. Any payment under Section
                                    9(f)(i) and  9(f)(ii) shall  be  made  in
                                    substantially    equal    semi-monthly
                                    installments on the fifteenth and last days of each month until paid in full.

                  (g) Additional Severance Benefits: Unless the Employee is terminated for just cause pursuant to Section 9(b) herein, pursuant to
         Section 10(b) herein, pursuant to Section 7 herein, or pursuant to a termination of employment by the Employee for other than good reason, the Company shall maintain in full force and effect, for the continued benefit of the Employee for the remaining term of this Agreement, or twelve (12) months (whichever is longer), all employee benefit plans and programs in which the Employee was entitled to participate in immediately prior to the date of termination; provided, however, that the Employee's continued participation is possible under the general terms and provisions of such plans and programs. Further, the Company shall pay for the same or similar benefits if such benefits are available to the employee on an individual or group basis as a result of contractual or statutory provisions requiring or permitting such availability including, but not limited to, health insurance covered under COBRA.

                  (h) Mitigation: Employee shall not be required to mitigate the amount of any payment provided for in Sections 9(f) and 9(g) of this Agreement by seeking other employment or otherwise.

         10.      Required Provisions by Regulation.   The Company and Employee
acknowledge that the laws and regulations governing the Parties require that certain provisions be provided in each employment agreement with officers and employees of the Bank. The Parties, therefore, agree to be bound by the following provisions:

                  (a)  Suspension:  If the  Employee  is  suspended  from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs pursuant to notice served under Section 8(e)(3) or
         Section 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. Section 1818[e][3] and Section 1818[g][1]), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion: (i) pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

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                  (b)  Permanent  Prohibition:  If the  Employee is removed from office and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 655.037, Florida Statutes, or Section 8(e)(4) or Section 8(g)(1) of the FDIA (12 U.S.C. Sections 1818[e](4] and [g][1]), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the Employee and the Bank as of the date of termination shall not be affected.

                  (c) Default Under FDIA: If the Bank is in default, as defined in Section 3(x)(1) of the FDIA (12 U.S.C. Section 1813[x][1]), all obligations under this Agreement shall terminate as of the date of default, but vested rights of the Employee and the Bank as of the date of termination shall be not affected.

                  (d) Regulatory Termination: All obligations of the Bank under this Agreement shall be terminated, except to the extent that a determination has been made that continuation of this Agreement is necessary for continued operation of the Bank:

                           (i) by the Director of the Federal Deposit Insurance Corporation (or his or her designee) (the "FDIC") at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority to contained in Section 13(c) of the Federal Deposit Insurance Act; or

                           (ii) by the Department or the Director (or his or her designee) at the time the Department or the Director (or his or her designee) approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank's determined by the Director to be in unsafe or unsound condition.

         Any of Employee's rights that have already vested, however, shall not be affected by such action.

         11.      Notice of Termination.

                  (a) Employee's Notice: Employee shall have the right, upon prior written notice of termination of not less than sixty (60) days, to terminate his employment hereunder. In such event, Employee shall have no right after the date of termination to compensation or other benefits as provided in this Agreement, unless such termination is for "good reason", as defined in Section 9(d) herein. If the Employee provides a notice of termination for good reason, the date of termination shall be the date on which the notice of termination is given.

                  (b) Specificity:Any termination of the Employee's employment by the Company or by Employee shall be communicated by written notice of termination to the other party hereto. For purposes of this Agreement, a "notice of termination" shall mean a dated notice which shall: (i) indicate the specific termination provision in the Agreement relied upon; (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated; and

         (iii) set forth the date of termination, which shall be not less than thirty (30) days nor more than forty-five (45) days after such notice of termination is given, except in the case of the Company's termination of the Employee's employment forjust cause, in which case date of termination shall be the date such notice of termination is given.

                  (c) Delivery of Notices: All notices given or required to be given herein shall be in writing, sent by United States first-class certified or registered mail, postage prepaid, by way of overnight carrier or by hand delivery. If to the Employee (or to the Employee's spouse or estate upon the Employee's death) notice shall be sent to Employee's last-known address, and if to the Company, notice shall be sent to the corporate headquarters of CCBL All such notices shall be effective when deposited in the mail if sent via first-class certified or registered mail, or upon delivery if by hand delivery or sent via overnight carrier. Either Party, by notice in writing, may change or designate the place for receipt of all such notices.

         12. Post-Termination Obligations. The Company shall pay to Employee such compensation as is required pursuant to this Agreement; provided, however, any such payment shall be subject to Employee's post-termination cooperation. Such cooperation shall include the following:

                  (i) Employee shall furnish such information and assistance as may be reasonably required by the Company, or its attorneys, in connection with any litigation or settlement of any dispute between the Company, a borrower and/or any other third parties (including without limitation serving as a witness in court or other proceedings); and

                  (ii) Employee shall provide such information or assistance as may be reasonably required by the Company in connection with any regulatory examination by any state or federal regulatory agency.

         13. Maintenance of Trade Secrets and Confidential Information. Employee shall use his best efforts and utmost diligence to guard and protect all of the Company's trade secrets and confidential information. Employee shall not, either during the term or after tennination of this Agreement, for whatever reason, use, in any capacity, or divulge or disclose in any manner, to any Person, the identity of the Company's customers, or its customer lists, methods of operation, marketing and promotional methods, processes, techniques, systems, formulas, programs or other trade secrets or confidential information relating to the Company's business.

         14. Competitive Activities. Employee agrees that during the term of this Agreement, except with the express consent of the Board, Employee will not, directly or indirectly, engage or participate in, become a director of, or render advisory or other services for, or in connection with, or make any financial investment in any financial institution that directly competes with the business of the Bank in Collier County, Florida; provided, however, that Employee shall not be precluded or prohibited from owning passive investments, including investments in the securities of other financial institutions.

         3.       Remedies for Breach.

                  (a) Arbitration: The Parties agree that, except for the specific remedies for injunctive relief and other equitable relief contained in Sections 15(b) and 15(c) herein, any controversy or claim arising out of or relating to this Agreement or any breach thereof, including, without limitation, any claim that this Agreement or any portion thereof is invalid, illegal or otherwise voidable, shall be submitted to binding arbitration before and in accordance with the rules of the American Arbitration Association and judgment upon the determination and/or award of such arbitrator may be entered in any court having jurisdiction thereof-, provided, however, that this clause shall not be construed to permit the award of punitive damages to either party. The prevailing party to said arbitration shall be entitled to an award of reasonable Attorneys' Fees. The venue of arbitration shall be in Collier County, Florida.

                  (b) Injunctive Relief. The Parties acknowledge and agree that the services to be performed by Employee are special and unique and that money damages cannot fully compensate the Company in the event of Employee's violation of the provisions of Section 14 of this Agreement. Thus, in the event of a breach of any of the provisions of such Section, Employee agrees that the Company, upon application to a court of competent jurisdiction, shall be entitled to an injunction restraining Employee from any further breach of the terms and provision of such Section. Should the Company prevail in an action seeking an injunction restraining Employee, Employee shall pay all costs and reasonable Attorneys' Fees incurred by the Company in and relating to obtaining such injunction. Such injunctive relief may be obtained without bond and Employee's sole remedy, in the event of the improper entry of such injunction, shall be the dissolution of such injunction. Employee hereby waives any and all claims for damages by reason of the wrongful issuance of any such injunction.

                  (c) Cumulative Remedies: Notwithstanding any other provision of this Agreement, the injunctive relief described in Section 15(b) herein and all other remedies provided for in this Agreement which are available to the Company as a result of Employee's breach of this Agreement, are in addition to and shall not limit any and all remedies existing at or in equity which may also be available to the Company.

         16. Assignment. This Agreement shall inure to the benefit of and be binding upon the Employee, and to the extent applicable, his heirs, assigns, executors, and personal representatives, and to the Bank, and to the extent applicable, its successors, and assigns, including, without limitation, any person, partnership, or corporation which may acquire all or substantially all of the Bank's assets and business, or with or into which the Bank may be consolidated or merged, and this provision shall apply in the event of any subsequent merger, consolidation, or transfer, unless such merger or consolidation or subsequent merger or consolidation is a transaction of the type which would result in termination under Sections 1 O(c) and 1 O(d) herein.

         17.      Miscellaneous.

                  (a) Amendments to the Agreement: Unless as otherwise provided herein, this Agreement may not be modified or amended except in writing signed by the Parties.

                  (b) Certain Definitions: For purposes of this Agreement, the following terms whenever capitalized herein shall have the following meanings:

                           (i) "Person" shall mean any natural person, corporation, partnership (general or limited), trust, association or any other business entity.

                           (ii) "Attorneys' Fees" shall include the legal fees and disbursements charged by attorneys and their related travel and lodging expenses, court costs, paralegal fees, etc. incurred in settlement, trial, appeal or in bankruptcy proceedings.

                  (c) Headings for Reference Only: The headings of the Sections and the Subsections herein are included solely for convenient reference and shall not control the meaning or the interpretation of any of the provisions of this Agreement.

                  (d) Governing LawlJurisdiction: This Agreement shall be construed in accordance with and governed by the laws of the State of Florida. Any litigation involving the Parties and their rights and obligations hereunder shall be brought in the appropriate courts in and for Collier County, Florida.

                  (e) Severability: If any of the provisions of this Agreement shall be held invalid for any reason, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect in accordance with the remainder of its terms.

                  (f) Entire Agreement: This Agreement and all other documents incorporated or referred to herein, contain the entire agreement of the Parties and there are no representations, inducements or otherprovisions other than those expressed in writing herein. This Agreement amends, supplants and supersedes any and all prior agreements between the Parties. No modification, waiver or discharge of any provision or any breach of this Agreement shall be effective unless it is in writing signed by both Parties. A Party's waiver of the other Party's breach of any provision of this Agreement, shall not operate, or be construed, as a waiver of any subsequent breach of that provision or of any other provision of this Agreement.

                  (g) Waiver: No course of conduct by the Company or Employee and no delay or omission of the Company or Employee to exercise any right or power given under this Agreement shall: (i) impair the subsequent exercise of any right or power, or (ii) be construed to be a waiver of any default or any acquiescence in or consent to the curing of any default while any other default shall continue to exist, or be construed to be a waiver of such continuing default or of any other right or power that shall theretofore have arisen. Any power and/or remedy granted by law and by this Agreement to any party hereto may be exercised from time to time, and as often as may be deemed expedient. All such rights and powers shall be cumulative to the fullest extent permitted by law.

                  (h) Pronouns: As used herein, words in the singular include the plural, and the masculine include the feminine and neutral gender, as appropriate.

                  (i) Recitals: The Recitals set forth at the beginning of this Agreement shall 1~ deemed to be incorporated into this Agreement by this reference as if fully set forth herein, and this Agreement shall be interpreted with reference to and in light of such Recitals.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above.

                                  CITIZENS COMMUNITY BANCORP, INC.



/s/ Richard Storm, Jr.            By:/s/ Joel M. Cox
-----------------------------        ---------------------
Richard Storm, Jr.                   Joel M. Cox
                                     Chairman of the Executive Committee

/s/ Gregory E. Smith                 /s/ Gregory E. Smith
-----------------------------        --------------------
Witness                              Witness


                                  CITIZENS COMMUNITY BANK OF FLORIDA

/s/ Richard Storm, Jr.            By:/s/ Diane M. Beyer
-----------------------------        -------------------
Richard Storm, Jr.                  Diane M. Beyer
                                    Chairman of the Executive Committee

/s/ Gregory E. Smith                /s/ Gregory E. Smith
-----------------------------       --------------------
Witness                             Witness

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